News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	October 24, 2017
Contact:	Maria R. Hawthorne
(818) 244-8080, Ext. 1370

PS Business Parks, Inc. Reports Results for the Quarter Ended September 30, 2017

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended September 30, 2017.

Operating Results for the Three Months Ended September 30, 2017

Net income allocable to common shareholders was $18.1 million, or $0.66 per diluted common share, for the three months ended September 30, 2017, a decrease of $1.6 million, or 8.0%, from $19.7 million, or $0.72 per diluted common share, for the same period in 2016.  The decrease was mainly due to a charge related to the redemption of preferred securities, offset by a $2.7 million increase in net operating income (“NOI”–described below) with respect to our real estate facilities and reduced preferred distributions. The increase in NOI includes a $3.3 million increase for our Same Park facilities (described below) due primarily to higher realized rent per occupied square foot, offset partially by reduced NOI with respect to facilities we sold or are holding for development.

Operating Results for the Nine Months Ended September 30, 2017

Net income allocable to common shareholders was $69.3 million, or $2.53 per diluted common share, for the nine months ended September 30, 2017, an increase of $19.3 million, or 38.5%, from $50.0 million, or $1.84 per diluted common share, for the same period in 2016. The increase was due to a $10.5 million increase in NOI with respect to our real estate facilities, a reduction in interest expense due to the repayment of debt, and gains on the sale of real estate facilities and development rights. The increase in NOI includes a $12.5 million increase for our Same-Park facilities due primarily to higher realized rent per occupied square foot, offset partially by reduced NOI with respect to facilities we sold or are holding for development.

Funds from Operations

Funds from operations (“FFO”) per share was $1.36 for the three months ended September 30, 2017, as compared to $1.43 for the same period in 2016, a decrease of $0.07 per share. FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses from sales and impairment charges with respect to real estate assets.

FFO per share was $4.43 for the nine months ended September 30, 2017, an increase of $0.43 from the nine months ended September 30, 2016 of $4.00.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) charges related to the redemption of preferred securities, (ii) separation settlement payments, as well as charges or reversals related to stock based compensation, due to the departure of senior executives, and (iii) certain other non-cash and/or nonrecurring income or expense items.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles FFO per share, as reported, to Core FFO per share for the three and nine months ended September 30, 2017 and 2016:

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2017	2016	Change	2017	2016	Change
FFO per share, as reported	$1.36	$1.43	(4.9%)	$4.43	$4.00	10.8%
Charge related to the redemption of
preferred securities	0.19	—		0.19	—
Net impact due to the departure of senior executives	(0.01)	—		(0.01)	0.05
Lease buyout payment	—	(0.01)		—	(0.01)
Acquisition transaction costs	—	0.01		—	0.01
Core FFO per share	$1.54	$1.43	7.7%	$4.61	$4.05	13.8%

Property Operations

To evaluate the ongoing performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (the “Same Park” facilities). The Same Park portfolio includes all operating properties acquired prior to January 1, 2015. Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2017 and 2016, the Same Park facilities constitute 27.8 million rentable square feet, representing 99.3% of the 28.0 million square feet in the Company’s total portfolio as of September 30, 2017.

The following table presents the operating results of the Company’s Same Park facilities for the three and nine months ended September 30, 2017 and 2016 (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2017	2016	Change	2017	2016	Change
Adjusted rental income (1) (4)	$100,110	$95,867	4.4%	$299,207	$285,927	4.6%
Adjusted cost of operations (2) (4)	30,821	29,875	3.2%	90,204	89,375	0.9%
Net operating income (3) (4)	$69,289	$65,992	5.0%	$209,003	$196,552	6.3%

Selected Statistical Data
Gross Margin (5)	69.2%	68.8%	0.6%	69.9%	68.7%	1.7%
Weighted average square foot occupancy	94.0%	94.1%	(0.1%)	94.1%	93.9%	0.2%
Annualized realized rent per occupied
square foot (6)	$15.32	$14.65	4.6%	$15.25	$14.60	4.5%

(1)Adjusted rental income excludes material lease buyout payments, because we believe they are not reflective of ongoing rental income.

(2)Adjusted cost of operations excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization, which can vary significantly period to period based upon the performance of the whole company, rather than just property operations.

(3)We evaluate the performance of our business parks primarily based on NOI, a non-GAAP financial measure, because we believe NOI is an important measure of the value and performance of our real estate. We believe investors utilize NOI in a similar manner and for similar reasons. NOI is defined by the Company as adjusted rental income less adjusted cost of operations, and excludes depreciation and amortization.  Depreciation and amortization is excluded from NOI because management and investors do not consider it important in valuing real estate or evaluating real estate performance, because depreciation assumes the value of real estate declines ratably from its historical cost based upon the passage of time, while we believe the value of real estate changes based upon cash flow and other market factors.

(4)Our calculation of adjusted rental income, adjusted cost of operations, and NOI may not be comparable to those of other companies and should not be used as an alternative to measure performance calculated in accordance with GAAP.  See “Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures” below for reconciliations of each of these measures to their closest analogous GAAP measure on our income statements.

(5)Computed by dividing NOI by adjusted rental income.

(6)Represents the annualized adjusted rental income earned per occupied square foot.

The following table summarizes selected quarterly financial data with respect to the Same Park facilities (unaudited):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Adjusted rental income
2017	$99,654	$99,443	$100,110	$—
2016	$94,908	$95,152	$95,867	$96,457

Adjusted cost of operations
2017	$29,839	$29,544	$30,821	$—
2016	$30,777	$28,723	$29,875	$29,336

Snow removal
2017	$378	$103	$—	$—
2016	$1,810	$—	$—	$—

Utilities
2017	$5,896	$5,734	$6,331	$—
2016	$6,226	$5,472	$6,439	$5,775

Weighted average square foot occupancy
2017	94.6%	93.7%	94.0%	—
2016	94.1%	93.5%	94.1%	94.8%

Annualized realized rent per occupied square foot
2017	$15.16	$15.27	$15.32	$—
2016	$14.52	$14.63	$14.65	$14.65

Multi-Family Development

Highgate at the Mile, the Company’s multi-family development in Tysons, Virginia, commenced its principal operations during the second quarter of 2017. The 435,000 square foot project includes 395 residential units and approximately 2,100 square feet of retail space. As of September 30, 2017, all 395 units have been completed,  and 183 units, or 46.3%, have been leased. During the three and nine months ended September 30, 2017, the Company recorded an equity loss in the unconsolidated joint venture of $376,000 and $758,000, respectively, comprised of net operating income of $107,000 and net operating loss of $171,000, respectively, and depreciation expense of $483,000 and $587,000, respectively. As of October 23, 2017, Highgate’s multi-family residential units were 55.2% leased.

Capital Activities

On September 21, 2017, we issued $230.0 million of our 5.25% Cumulative Preferred Stock, Series X. We received $222.2 million in net proceeds.

On September 28, 2017, we called for redemption at par $220.0 million of $350.0 million outstanding of our 6.0% Cumulative Preferred Stock, Series T. The aggregate redemption amount is scheduled to be paid on October 30, 2017. We recorded a charge of $6.9 million related to the redemption of these preferred securities in the three and nine months ended September 30, 2017.

Distributions Declared

On October 23, 2017, the Board of Directors declared a quarterly dividend of $0.85 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on December 28, 2017 to  shareholders of record on December 13, 2017.

Series	Dividend Rate	Dividend Declared
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250
Series W	5.200%	$0.325000
Series X	5.250%	$0.364583

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2017,  the Company wholly owned 28.0 million rentable square feet with approximately 4,950 customers in six states and a 95.0% interest in 395 apartments.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday,  October 25, 2017, at 9:00 a.m. PDT (12:00 p.m. EDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 97453749. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 30, 2017 at (855) 859‑2056, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS

Cash and cash equivalents	$132,658	$128,629

Real estate facilities, at cost
Land	789,227	789,227
Buildings and improvements	2,254,663	2,224,522
	3,043,890	3,013,749
Accumulated depreciation	(1,219,314)	(1,158,054)
	1,824,576	1,855,695
Properties held for disposition, net	—	909
Land and building held for development	29,252	27,028
	1,853,828	1,883,632
Investment in and advances to unconsolidated joint venture	96,593	67,190
Rent receivable, net	2,203	1,945
Deferred rent receivable, net	31,670	29,770
Other assets	8,779	8,205
Total assets	$2,125,731	$2,119,371

LIABILITIES AND EQUITY

Accrued and other liabilities	$82,618	$78,657
Preferred stock called for redemption	220,000	230,000
Total liabilities	302,618	308,657

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
35,590 and 35,190 shares issued and outstanding at
September 30, 2017 and December 31, 2016, respectively	889,750	879,750
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,251,037 and 27,138,138 shares issued and outstanding at
September 30, 2017 and December 31, 2016, respectively	272	271
Paid-in capital	735,714	733,671
Accumulated earnings (deficit)	60	(433)
Total PS Business Parks, Inc.’s shareholders’ equity	1,625,796	1,613,259
Noncontrolling interests	197,317	197,455
Total equity	1,823,113	1,810,714
Total liabilities and equity	$2,125,731	$2,119,371

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016

Rental income	$100,481	$97,340	$300,342	$289,272

Expenses
Cost of operations	31,679	30,796	92,962	92,440
Depreciation and amortization	23,759	24,631	70,465	74,886
General and administrative	1,745	2,970	7,019	11,982
Total operating expenses	57,183	58,397	170,446	179,308

Operating income	43,298	38,943	129,896	109,964
Interest and other income	212	206	599	940
Interest and other expense	(503)	(155)	(972)	(5,507)
Equity in loss of unconsolidated joint venture	(376)	—	(758)	—
Gain on sale of real estate facility	—	—	1,209	—
Gain on sale of development rights	—	—	3,865	—
Net income	42,631	38,994	133,839	105,397
Allocation to noncontrolling interests	(4,866)	(5,315)	(18,610)	(13,495)
Net income allocable to PS Business Parks, Inc.	37,765	33,679	115,229	91,902
Allocation to preferred shareholders
Preferred distributions	(12,590)	(13,833)	(38,472)	(41,498)
Charge related to the redemption of preferred securities	(6,900)	—	(6,900)	—
Allocation to restricted stock unit holders	(137)	(128)	(582)	(387)
Net income allocable to common shareholders	$18,138	$19,718	$69,275	$50,017

Net income per common share
Basic	$0.67	$0.73	$2.55	$1.85
Diluted	$0.66	$0.72	$2.53	$1.84

Weighted average common shares outstanding
Basic	27,226	27,103	27,192	27,076
Diluted	27,427	27,201	27,399	27,166

PS BUSINESS PARKS, INC.

Computation of Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Computation of Funds From Operations (1)

Net income allocable to common shareholders	$18,138	$19,718	$69,275	$50,017
Adjustments
Gain on sale of real estate facility	—	—	(1,209)	—
Gain on sale of development rights	—	—	(3,865)	—
Depreciation and amortization	23,759	24,631	70,465	74,886
Depreciation from unconsolidated joint venture	483	—	587	—
Net income allocated to noncontrolling interests	4,866	5,315	18,610	13,495
Net income allocated to restricted stock unit holders	137	128	582	387
FFO allocable to common and dilutive shares	$47,383	$49,792	$154,445	$138,785

Weighted average common shares outstanding	27,226	27,103	27,192	27,076
Weighted average common operating partnership units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	179	268	188	256
Weighted average common share equivalents outstanding	201	98	207	90
Total common and dilutive shares	34,911	34,774	34,892	34,727

Net income per common share—diluted	$0.66	$0.72	$2.53	$1.84
Gain on sale of real estate facility	—	—	(0.03)	—
Gain on sale of development rights	—	—	(0.11)	—
Depreciation and amortization, including amounts from investment
in unconsolidated Joint Venture	0.70	0.71	2.04	2.16
FFO per share (1)	$1.36	$1.43	$4.43	$4.00

Computation of Funds Available for Distribution ("FAD") (1)

FFO allocable to common and dilutive shares	$47,383	$49,792	$154,445	$138,785
Adjustments
Recurring capital improvements	(3,249)	(2,621)	(6,674)	(5,300)
Tenant improvements	(7,816)	(5,259)	(23,457)	(13,109)
Lease commissions	(2,017)	(1,466)	(5,162)	(5,054)
Straight-line rent	(285)	(447)	(1,919)	(1,664)
Non-cash stock compensation expense	(397)	1,850	3,255	8,933
Cash paid for taxes in lieu of shares upon vesting of
restricted stock units	(462)	(182)	(3,865)	(1,940)
In-place lease adjustment	8	(106)	(26)	(437)
Tenant improvement reimbursements, net of lease incentives	(798)	(407)	(1,654)	(1,253)
Capitalized interest	—	(115)	(506)	(854)
Charge related to the redemption of preferred securities	6,900	—	6,900	—
FAD	$39,267	$41,039	$121,337	$118,107
Distributions to common shares and units	$29,544	$25,941	$88,575	$77,756
Distribution payout ratio	75.2%	63.2%	73.0%	65.8%

(1)FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FFO per share represents FFO allocable to common and dilutive shares, divided by aggregate common and dilutive shares. FAD represents FFO adjusted to (a) deduct capital expenditures that maintain the real estate values, tenant improvements, and lease commissions, and (b) eliminate certain non-cash expenses or income such as straight line rent and non-cash stock compensation expense. We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment, and common distributions. We believe investors and analysts utilize FAD in a similar manner.  FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2017	2016	Change	2017	2016	Change
RENTAL INCOME
Adjusted rental income
Same Park	$100,110	$95,867	4.4%	$299,207	$285,927	4.6%
Non-Same Park	371	9	4,022.2%	976	9	10,744.4%
Assets sold or held for development	—	936	(100.0%)	159	2,808	(94.3%)
Lease buyout payment	—	528	(100.0%)	—	528	(100.0%)
Total rental income	100,481	97,340	3.2%	300,342	289,272	3.8%

COST OF OPERATIONS
Adjusted cost of operations
Same Park	30,821	29,875	3.2%	90,204	89,375	0.9%
Non-Same Park	294	3	9,700.0%	918	3	30,500.0%
Assets sold or held for development	—	261	(100.0%)	73	750	(90.3%)
LTEIP amortization	564	657	(14.2%)	1,767	2,312	(23.6%)
Total cost of operations	31,679	30,796	2.9%	92,962	92,440	0.6%

OPERATING INCOME
Net operating income
Same Park	69,289	65,992	5.0%	209,003	196,552	6.3%
Non-Same Park	77	6	1,183.3%	58	6	866.7%
Assets sold or held for development	—	675	(100.0%)	86	2,058	(95.8%)
Lease buyout payment and LTEIP amortization	(564)	(129)	337.2%	(1,767)	(1,784)	(1.0%)
Depreciation and amortization	(23,759)	(24,631)	(3.5%)	(70,465)	(74,886)	(5.9%)
General and Administrative	(1,745)	(2,970)	(41.2%)	(7,019)	(11,982)	(41.4%)
Operating income	$43,298	$38,943	11.2%	$129,896	$109,964	18.1%